Exhibit 99.2 Sable Offshore Corp. Investor Presentation

Disclaimer CONFIDENTIALITY The information in this presentation, together with oral statements made in connection herewith, is highly confidential. The distribution of this presentation by an authorized recipient to any other person is unauthorized. Any photocopying, disclosure, reproduction or alteration of the contents of this presentation and any forwarding of a copy of this presentation or any portion of this presentation to any other person is prohibited. The recipient of this presentation shall keep this presentation and its contents confidential, shall not use this presentation and its contents for any purpose other than as expressly authorized by Sable Offshore Corp. (“Sable”). By accepting delivery of this presentation, the recipient is deemed to agree to the foregoing confidentiality requirements and to return or destroy (and direct its representatives to return or destroy) all copies of this presentation or portions thereof in its possession upon request. This presentation has been prepared solely for informational purposes and is being provided to you solely in your capacity as a prospective investor in considering an investment in Flame Acquisition Corp., (the “SPAC”), which will become the successor to Sable in a business combination (as defined below) and will be the issuer, in a private placement, of the PIPE securities described in this presentation. This presentation does not purport to contain all of the information that may be required or desired by you in order to evaluate the investment described in this presentation. This presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any securities commission of any other U.S. or non-U.S. jurisdiction has approved or disapproved of the securities in the proposed PIPE offering or of the proposed business combination as contemplated hereby or determined that this presentation is truthful or complete. Any representation to the contrary is a criminal offense. In all cases, interested parties should consult their own legal, regulatory, tax, business, financial and accounting advisors to the extent they deem necessary, and must make their own investment decision and perform their own independent investigation and analysis of the investment described in this presentation. Investors should be aware that they might be required to bear the final risk of their investment for an indefinite period of time. The securities referred to herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. Unless they are registered, any such securities may be offered and sold only in transactions that are exempt from registration under the Securities Act and the securities laws of any other jurisdiction. No representations or warranties, express or implied are given in, or in respect of, this presentation and the accuracy, completeness or reliability of the information contained in this presentation. To the fullest extent permitted by law, in no circumstances will Sable, the SPAC, any bank serving as a placement agent in the proposed PIPE securities or any of their respective subsidiaries, security holders, affiliates, representatives, partners, directors, officers, employees, advisers, or agents be responsible or liable for any direct, indirect, or consequential loss or loss of profit arising from the use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. This information is subject to change. FORWARD LOOKING STATEMENTS The information in this presentation and the oral statements made in connection therewith include “forward looking statements” within the meaning of Section 27 A of the Securities Act and Section 21 E of the Securities Exchange Act of 1934 as amended. Forward-looking statements include information concerning assets of Exxon Mobil Corporation's (“Exxon”), Sable's or the SPAC's possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities and effects of regulation, including Sable's ability to close the transaction to acquire Exxon's assets (the asset acquisition ), Sable’s ability to close the transaction with the SPAC (the “SPAC transaction” and, together with the asset acquisition, the “business combination”). When used in this presentation, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “ may,” “ believe,” “ anticipate,” “ intend,” “ estimate,” “ expect,” “project,” “continue,” “plan,” forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward looking statements, although not all forward looking statements will contain such identifying words. These forward looking statements are based on Sable’s and the SPAC’s management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Sable and the SPAC disclaim any duty to update any forward looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation. Sable and the SPAC caution you that these forward looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Sable and the SPAC, incidental to the development, production, gathering, transportation and sale of oil, natural gas and natural gas liquids. These risks include, but are not limited to, (a) the occurrence of any event, change or other circumstance that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the business combination; (b) the outcome of any legal proceedings that may be instituted against Sable, the SPAC or others following the announcement of the business combination and any definitive agreements with respect thereto; (c) the inability to complete the business combination due to the failure to obtain approval of the shareholders of the SPAC, to obtain financing to complete the business combination or to satisfy other conditions to closing; (d) the ability to meet the applicable stock exchange listing standards following the consummation of the business combination; (e) the ability to recommence production of the assets acquired in the asset acquisition and the cost and time required therefor, production levels once recommenced; (f) commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating costs, lack of availability of drilling and production equipment, supplies, services and qualified personnel, processing volumes and pipeline throughput; (g) uncertainties related to new technologies, geographical concentration of operations, environmental risks, weather risks, security risks, drilling and other operating risks, regulatory changes and regulatory risks; (h) the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production; (i) reductions in cash flow and lack of access to capital; (j) the SPAC’s ability to satisfy future cash obligations; (k) restrictions in existing or future debt agreements or structured or other financing arrangements; (l) the timing of development expenditures, managing growth and integration of acquisitions, and failure to realize expected value creation from acquisitions; and (m) the ability to recognize the anticipated benefits of the business combination. Should one or more of the risks or uncertainties described in this presentation and the oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward looking statements. You should also carefully consider the risks and uncertainties described in the “Risk Factors” section of the SPAC’s registration statement on Form S-1 and its Annual Report on Form 10-K for the year ended December 31, 2021. In addition, there will be risks and uncertainties described in the proxy statement on Form DEF 14A relating to the proposed business combination, which is expected to be filed by the SPAC with the Securities and Exchange Commission (the “SEC”), and other documents filed by the SPAC and Sable from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The SPAC’s SEC filings are available publicly on the SEC’s website at www sec gov. 1

Disclaimer (Cont’d) PARTICIPANTS IN A SOLICITATION In connection with the proposed business combination, the parties intend to prepare and file with the SEC a preliminary proxy statement of the SPAC and to mail a definitive proxy statement relating to the proposed business combination to the SPAC’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders and other interested persons are urged to read these documents and any amendments thereto, as well as any other relevant documents filed with the SEC when they become available because they will contain important information about Sable, the SPAC and the proposed business combination. Stockholders will also be able to obtain free copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC, once available, without charge, at the SEC’s website located at www.sec.gov, or by directing a request to Flame Acquisition Corp., 700 Milam Street Suite 3300, Houston, TX 77002. Sable, the SPAC and their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the SPAC’s stockholders in respect of the proposed business combination and the other matters set forth in the proxy statement. Information regarding the SPAC’s directors and executive officers is available in the SPAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC and is available free of charge at the SEC’s website located at www.sec.gov, or by directing a request to Flame Acquisition Corp., 700 Milam Street Suite 3300, Houston, TX 77002. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holdings or otherwise, will be contained in the proxy statement relating to the proposed business combination when it becomes available. NON-PRODUCING ASSETS The assets that are the subject of the asset acquisition and the business combination have not produced commercial quantities of hydrocarbons since the assets were shut-in during May of 2015 when the only pipeline transporting hydrocarbons produced from such assets to market ceased operations. We estimate in this presentation that production can be recommenced by January 1, 2024; however, there can be no assurance that the necessary permits will be obtained that would allow the pipeline to recommence transportation and allow the assets to recommence production by that date or at all. If production is not recommenced by January 1, 2026, the terms of the asset acquisition with Exxon Mobil Corporation (“Exxon”) would result in the assets, which are expected to be the major assets of the SPAC at the closing of the business combination, being reverted to Exxon without any compensation to the SPAC therefor as further described in this presentation. OIL AND GAS RESOURCE AND RESERVE INFORMATION This presentation includes information regarding estimates of oil and natural gas resources and reserves attributable to the assets that are the subject of the business combination. Although this presentation refers to “reserves,” none of the oil and gas resources attributable to the assets are currently classifiable as proved or other reserves because, since the cessation of operations on the pipeline transporting production from the assets, there has been no means to deliver production from the assets to market. Sable has obtained a report (the “NSAI Report”) from Netherland, Sewell & Associates, Inc. (“NSAI”), independent petroleum consultants, with respect to the estimated net contingent resources attributable to the acquired assets and the related pre-tax discounted (at 10%) future net contingent cash flow from such contingent resources, as of December 31, 2021, based on 12-month unweighted arithmetic average of the first-day-of-the-month prices for each month in the period from January to December 2021. As defined by the Society of Petroleum Engineers and used in the NSAI Report, “contingent resources” are those quantities of petroleum which are estimated, on a given date, to be potentially recoverable from known accumulations, but which are not currently considered to be commercially recoverable. Contingent resource estimates may be characterized further as 1C (low estimate), 2C (best estimate) and 3C (high estimate). The contingent resources reflected in the NSAI Report are, as stated in the report, category 1C (low estimate). The NSAI Report states that the estimates included in the report are contingent on (1) approval from federal, state and local regulators to restart production, (2) reestablishment of oil transportation systems to deliver production to market, and (3) commitment to restart the wells and facilities. The NSAI Report states that, if these contingencies are successfully addressed, some portion of the contingent resources estimated in the report may be reclassified as reserves but notes that the estimates have not been risked to account for the possibility that the contingencies are not successfully addressed. The NSAI Report does not address (1) the portion of the contingent resources that could be reclassified as reserves if the contingencies are successfully addressed or (2) whether or to what extent any of the contingent resources that could be so reclassified would be classified as proved, probable or possible reserves. The reserve and resource estimates and related future cash flow information included in this presentation reflect management’s estimates, based in part on the contingent resources estimated in the NSAI Report and supplemented by management’s own estimates of contingent resources attributable to the acquired assets and using the pricing and other assumptions noted in this presentation, of the reserves that would be attributable to the acquired assets if the contingencies had been addressed successfully on the date as of which the reserve information is presented. Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any resource or reserve estimate depends on the quality of available data, the interpretation of such data, and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing, and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact the combined company’s strategy and change the schedule of any production and development drilling. Accordingly, resource or reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. 2

Disclaimer (Cont’d) USE OF PROJECTIONS This presentation contains financial projections for Sable and the SPAC (as successor to Sable in the business combination) after giving effect to the business combination, including with respect to its future revenues, EBITDA, capital expenditures and non-GAAP cash flow measures referred to under “Use of Non-GAAP Financial Measures” below. Neither Sable’s nor the SPAC’s auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and, accordingly, no such auditors have expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the projected information are inherently uncertain and are subject to a wide variety of significant business, regulatory, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected information. Even if the assumptions and estimates are correct, projections are inherently uncertain due to a number of factors outside Sable and the SPAC’s control. Accordingly, there can be no assurance that the projected results are indicative of the future performance of the SPAC after completion of the business combination or that actual results will not differ materially from those presented in the projected information. Inclusion of the projected information in this presentation should not be regarded as a representation by any person, including, without limitation, Sable, the SPAC and any placement agent, that the results contained in the projected information will be achieved. USE OF NON-GAAP FINANCIAL MEASURES This presentation includes projections for Sable and the SPAC (as successor to Sable in the business combination) of certain non-GAAP financial measures (including on a forward-looking basis) after giving effect to the business combination, including EBITDA, Unlevered Free Cash Flow, and Levered Free Cash Flow. Sable defines EBITDA as net income before interest expense, income tax expense and depletion, depreciation and amortization. Sable defines (1) Unlevered Free Cash Flow as EBITDA minus capital expenditures, (2) Levered Free Cash Flow as Unlevered Free Cash Flow minus interest expense, and (3) Net free cash flow as revenue less operating expenses, taxes, and capital expenditures. Sable believes that these measures are useful to investors for the following reasons. First, Sable believes that these measures may assist investors in evaluating the SPAC’s projected future performance and ability to pay cash dividends to its stockholders by excluding the impact of items that do not reflect core operating performance or that are not expected to affect the ability of the SPAC to pay cash dividends to its stockholders. Second, these measures are expected to be used by Sable’s management to assess the SPAC’s performance following completion of the business combination. Sable believes that the future, continuing use of these non-GAAP financial measures will provide an additional tool for investors to use in evaluating ongoing operating results and trends over various reporting periods on a consistent basis. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate these non-GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly tilted measures of other companies. INDUSTRY AND MARKET DATA This presentation has been prepared by Sable and includes market data and other statistical information from sources believed by Sable to be reliable, including independent industry publications, governmental publications or other published independent sources. Some data is also based on the good faith estimates of Sable, which are derived from their review of internal sources as well as the independent sources described above. Although Sable believes these sources are reliable, neither Sable, the SPAC nor any placement agent has independently verified the information and can guarantee its accuracy and completeness. TRADEMARKS This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners, and the SPAC's and Sable's use thereof does not imply an affiliation with, or endorsement by, the owners of such trademarks, service marks, trade names and copyrights. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, © or ® symbols, but the SPAC and Sable will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. 3

Key Transaction Highlights

Sable Offshore Corp. ("Sable") has entered into an agreement to merge with Flame Acquisition Corp. ("FLME", "Flame", or the "Company"). Sable has separately agreed to acquire the Santa Ynez Field and associated assets ("Santa Ynez", "SYU", or the "Acquired Assets") from ExxonMobil ("Exxon")

Acquisition Background

Proprietarily sourced, bi-laterally negotiated, and seller financed

- Identified by Sable / Flame executives as a foundational public company asset and exclusively negotiated with Exxon
- Purchase price is financed by a 1st Lien Term Loan held by Exxon

High Quality Asset

Santa Ynez is a massive oil-weighted resource

- Three offshore platforms located in federal waters north of Santa Barbara, California
- Wholly owned onshore production treatment facilities
- Discovered in 1968 with significant production history
- >100 identified infill drilling and step-out opportunities, along with workovers and ESP (1) installation on existing wellbores

Pathway to Production

Asset re-start process well underway

- Facilities well maintained during downtime; ~34 MBoe/d average gross production in 2014 prior to shut-in for pipeline leak
- March 2020 consent decree establishes path for pipeline restart; permitting process well underway
- Target online date of January 2024

Highly-Qualified Stewards of the Asset

Sable management are well-qualified to operate Santa Ynez

- Exemplary track record of operating safely in California and offshore (2)
- Demonstrated expertise via numerous awards from state and federal agencies
- Developing strategy for carbon capture and underground storage ("CCUS") leveraging existing infrastructure and access

Santa Ynez Unit



Las Flores Canyon Processing Facility



(1) Electric submersible pump.
(2) While at Plains Exploration & Production, current Sable management team operated platforms included Irene at Point Pedernales and Hidalgo, Harvest and Hermosa at Point Arguello.

4

Transaction Summary

Summary of Proposed Transaction

1. **Sable has entered into an agreement to acquire SYU from Exxon** – *proprietarily sourced by Sable / Flame management*
2. **Sable has agreed to merge with FLME, with FLME surviving (the "Merger")** – *subsequently renamed Sable Offshore Corp.*
3. **Exxon has agreed to finance, via a 1st Lien Term Loan structure, the acquisition of the SYU Assets for a $625 MM base purchase price plus additional purchase price adjustments [9]**
4. **Proceeds from the anticipated transaction will fund costs associated with pipeline repair and re-starting production**



SYU Oil Field and Associated Offshore and Onshore Facilities
Sale 1
Sable Offshore Corp. (Private)
Merge 2
Flame Acquisition Corp. (NYSE: FLME) $289 MM in Trust (3)(7)
Renamed "Sable Offshore Corp."

Indicative Transaction Overview

	Sources of Funds ($MM)	
3	1L Term Loan (Net of $19 MM Deposit) [1]	$623
	PIPE [2]	300
	Cash in Trust [3]	289
	Total Sources of Funds	**$1,212**
	Uses of Funds ($MM)	
	Assumption of 1L Term Loan	$623
	Cash to Balance Sheet	258
4	Start-Up Expenses & Accrued LOE [4]	331
	Total Uses of Funds	**$1,212**

Pro Forma Capitalization

	Capitalization	% Ownership
Share Price	$10.00	NA
Merger Consideration Shares [5][6]	3.0	4%
Founders Shares	7.2	10%
PIPE Shares	30.0	44%
IPO Shares	28.8	42%
Pro Forma Shares Outstanding [7]	**68.9**	**100%**
Equity Value ($MM)	**$689**	NA
1L Term Loan (Net of Deposit) [1]	623	NA
Cash on Balance Sheet [8]	430	NA
Net Debt	**$194**	NA
Pro Forma Enterprise Value	**$883**	NA

(1) Key terms of Exxon's 1st Lien Term Loan: Interest: 10.00% per annum, compounded annually with payment-in-kind (subject to borrower's right to pay in cash) and payable on the Maturity Date; to be accrued from January 1, 2022 Effective Time. Maturity: Will occur on the earlier of (a) the 5th anniversary of the Effective Time and (b) 180 days after restart production. No Call / Pre-Payment Penalty: Can repay or pay down a portion at any time without penalty.
(2) Sable is targeting a total of $300 MM in financing prior to closing.
(3) Cash in trust account as of 9/30/2022. Assumes no stockholder redemptions at closing. FLME may seek other arrangements to offset any stockholder redemptions at closing.
(4) Estimate includes (i) cash start-up expenses of $172 MM for bringing the Acquired Assets online by the estimated production re-start date of Q1 2024, (ii) post-effective date accrued LOE of $75 MM incurred from January 1, 2022 effective date associated with ongoing maintenance, (iii) transaction fees and expenses of $65 MM, and (iv) deposit paid to Exxon of $19 MM.
(5) Does not include 3.6 MM incentive shares to be issued pursuant to post-closing grants to Sable senior management, which are subject to vesting and lockup periods. The 3.6 MM incentive shares may be adjusted to a lesser number of shares on a proportionate basis such that the number of incentive shares and merger consideration shares, together, will not represent greater than 15% of the outstanding Flame shares immediately following the Merger (taking into account the issuance of shares in the PIPE and redemptions in connection with the Merger).
(6) Consists of 3.0 MM shares to be issued to Jim Flores as consideration for his equity in the Merger, which are subject to lockup period.
(7) Enterprise metrics assume 100% participation from IPO shareholders and pro forma shares outstanding of 68.9 MM (3.0 MM Merger Consideration Shares, 7.2 MM Founders Shares, 30.0 MM PIPE Shares, and 28.8 MM IPO Shares).
(8) Cash balance includes $258 MM of cash plus $172 MM of cash for start-up expenses, $300 MM PIPE financing.
(9) $643 MM principal balance inclusive of additional purchase price adjustments; $623 MM remaining after payment of $19 MM deposit.

5

Key Investment Highlights Santa Ynez & Sable are Highly Integrated, Synergistic Assets with a Compelling Investment Profile 1 Consistent with Flame Investment Thesis ✓ 2 Experienced Executive & Operations Team with Offshore California Expertise ✓ 3 Commitment to ESG & Best-in-Class Operations ✓ 4 Oil-Weighted Asset with Substantial Production Base & Anticipated Upside ✓ 5 Wholly-Owned Infrastructure Including Oil, Gas, and Water Processing & Pipeline ✓ 6 Attractive Financial Metrics & Commitment to Return of Capital Program ✓ 7 Enterprise Benchmarks Very Favorably vs. Public Peers ✓ Santa Ynez is a Differentiated, Value Driven Opportunity 6

1 Strategically Aligned with Flame Thesis

✓ **Attractive Returns**	▪ Asset acquisition metrics are very favorable against intrinsic value and public benchmarking	✓ **Conservative Leverage Profile**	▪ Sable management targeting long-term leverage ratios of ~1.0x to maximize flexibility for distributions, development or acquisitions
✓ **Significant Free Cash Flow**	▪ Modest reinvestment required in the near-term as Sable focuses on workovers and ESP[1] installation on existing wellbores	✓ **Bolt-on Acquisition Opportunities**	▪ Numerous opportunities to grow asset base, however, must be accretive to cash flow and ROCE
✓ **Substantial Upside**	▪ De-risked reservoir first discovered in the 1960's ▪ Potential for additional growth with accelerated development	✓ **Access to Infrastructure & End Markets**	▪ Wholly owned pipeline and processing will preserve margin ▪ Oil sales contracts linked to Brent Crude
✓ **High Operational Control**	▪ 100% Sable operated with favorable 16.4% royalty burden	✓ **HS&E Stewardship**	▪ Sable is well-qualified to own the asset given our HS&E [2] and operational track record ▪ Opportunity for CCUS utilizing existing assets

(1) Electrical submersible pump.
(2) Health, safety and environment.

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2 Sable – Management Team Sable has Re-Assembled its Premier Management and Operations Team ◼ Mr. Flores is Sable’s founder and has served as the Chairman and Chief Executive Officer since its inception ◼ From May 2017 until February 2021, Mr. Flores served as Chairman, Chief Executive Officer and President of Sable Permian Jim Flores Resources Chairman of ◼ Prior to Sable Permian Resources, Mr. Flores served as Vice Chairman of Freeport-McMoRan, Inc. and CEO of Freeport-McMoRan the Board Oil & Gas, a wholly owned subsidiary of Freeport-McMoRan Inc. and Chief ◼ From 2001 until 2013, Mr. Flores was the Chairman, CEO and President of Plains Exploration & Production Company and Executive Chairman and CEO of Plains Resources Inc. Officer ◼ Mr. Flores founded and oversaw the IPO of Flores & Rucks, renamed Ocean Energy, and served multiple offices including President, CEO, Vice Chair and Chairman through 2001 ◼ Mr. Patrinely has served as the Chief Financial Officer of Sable since its inception Gregory ◼ From June 2018 until February 2021, Mr. Patrinely served as Executive Vice President and Chief Financial Officer of Sable Patrinely Permian Resources ◼ Mr. Patrinely previously served as Treasurer for Sable Permian Resources, from May 2017 to June 2018, where he oversaw the Chief financial analysis and execution of refinancing, restructuring and acquisition efforts Financial ◼ Prior to Sable Permian Resources, Mr. Patrinely was a Manager in the Acquisitions & Divestments Group of Freeport-McMoRan Oil Officer & Gas, a wholly owned subsidiary of Freeport-McMoRan Inc. Sable Organizational Structure Jim Flores Chairman and CEO Management Team Gregory Patrinely Anthony Duenner Caldwell Flores Doss Bourgeois President Chief Operating Officer Chief Financial Officer General Counsel 8

2 Sable – Management Team History of Value Creation 1995 2000 2005 2010 2015 1992 2002 2003 2010 2012 2013 2014 Started Flores & Rucks; Plains Exploration & Ocean Energy Acquired Eagle Ford assets Acquired Deepwater GOM Sold PXP to Sold Eagle Ford assets IPO’d in 1994 and later Production spinoff from sold to Devon from Dan Hughes for assets from BP/Shell for Freeport-McMoRan to Encana renamed Ocean Energy Plains Resources for $5.3 billion ~$578 million $6.1 billion for $15 billion for $3.1 billion Ent. Val. $5.3bn Ent. Val. $15.0bn 152 107 138 134 100 92 89 118 84 +15% CAGR +39% CAGR 65 63 63 61 Ent. Val. $0.5bn 46 34 Ent. Val. 26 $1.4bn 28 22 15 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Production (MBoe/d) Production (MBoe/d) 9

3 Sable Management Team Has a Strong ESG & Operational Track Record in California

Sable Management Team is an Award-Winning California Operator

Offshore Highlights

- In 2004, Received Santa Barbara County's First and Only "Resolution for Good Operator" Recognizing PXP's Outstanding Operating Performance
- In 2004, Ranked MMS's Best Operator in the Pacific OCS for Safety of Platform and Pipeline Operations
- In 2008, Santa Barbara County Commendation for Outstanding Maintenance Practices at LOGP

nsc National Safety Council

- **2011**: Occupational Excellence Achievement Award for 21 PXP locations
- **2010**: Occupational Excellence Achievement Award for PXP's California Los Angeles Basin San Vicente and Packard locations
- **2009 – 2010**: Perfect Record Award for operating 11,390 employee hours without occupational injury or illness involving days away from work
- **2009**: National Industry Leadership Award
- **2008**: Occupational Excellence Achievement Awards for Outstanding Safety Practices
- **2007**: Occupational Excellence Achievement Awards for Outstanding Safety Practices

California Department of Conservation Geologic Energy Management

- **2008**: Recipient of the Environmental Lease Maintenance Award
- **2007**: Recipient of the Environmental Lease Maintenance Award
- **2006**: Recipient of the Clean Lease Awards
- **2006**: Recipient of the Environmental Lease Maintenance Award
- **2005**: Recipient of the Environmental Lease Maintenance Award
- **2004**: Recipient of the Environmental Lease Maintenance Award

U.S. Department of the Interior Bureau of Land Management

- **2006**: U.S. Bureau of Land Management Operator of the Year Award
- **2006**: Best Management Practices National Award in the area of Habitat Conservation

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4 SYU – Premier Offshore Project Developed by Exxon Over 40+ Years

SYU Development Background

- **Discovered in 1968, over the course of 14 years Exxon consolidated more than a dozen offshore federal oil leases into a streamlined production unit known as SYU**
  - SYU construction began in 1976 with Platform Hondo, with first production in 1981, followed by Platform Harmony and Platform Heritage (both online in 1994); both Harmony and Heritage have dedicated rigs for future development
  - SYU includes 112 wells (90 producers, 12 injectors, 10 idle); sizable inventory of infill drilling and additional step-out drilling opportunities [1]
  - Platforms located 5 to 9 miles offshore Santa Barbara County in shallow water depths of 900-1,200' [2]
- **Wholly owned onshore oil and natural gas processing facility at Las Flores Canyon (not visible from highway)**
- **Shut in since June 2015 due to pipeline issue (Plains All-American Pipeline ("AAPL") operated)**
  - Production at all Exxon platforms and facilities was safely suspended. SYU was placed into a preserved state with regular inspections and maintenance
  - AAPL received Consent Decree and is undertaking work to restart
  - Targeting potential SYU restart in January 2024
  - Exxon acquired pipeline from AAPL
- **Sable has agreed to acquire ownership and assume operatorship of the AAPL pipeline**
- **Sable actively evaluating strategy for CCUS utilizing existing infrastructure and access**



All-American Pipeline crude oil transmission line to oil refineries state-wide
Consumer natural gas to the Southern California Gas Company
Gaviota
Refugio State Beach
Las Flores Canyon Facility
Goleta
Produced water return line
Natural gas transmission line
Power cable
Platform Hondo
Platform Heritage
Platform Harmony
Oil emulsion line
850 FT
1075 FT
Oil emulsion line
Natural gas line
Power cable
Oil emulsion line
Natural gas line
Power cable
1200 FT
N
SANTA BARBARA CHANNEL
Santa Maria
Las Flores Canyon
Santa Barbara
Las Flores Canyon Facility
ExxonMobil: Oil & Water Treating Plant and related facilities
POPCO: Natural gas Treating Plant
Typical sales per day prior to shut-in: 30,000 barrels of oil, 1,500 barrels of propane, and 25 million cubic feet of gas.

(1) Sable management have identified >100 infill drilling and step-out opportunities.
(2) Primary Reservoir: Miocene Monterey formation (Sour low-gravity oil (4-26 API); Secondary Reservoirs: Oligocene and Eocene oil/gas sandstone (Sweet high-gravity oil (35 API).

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4 SYU – Significant Production History & Significant Resource Potential

Santa Ynez Unit Overview

- **Between 1981 and 2014, SYU produced over 671 MMBoe**
  - Production averaged 29 MBbl/d and 27 MMcf/d in 2014 (gross), the last full year when the asset was online
  - Low, stable decline anticipated of ~8% on average annually from existing PDP over the next five years [(1)]
- **Sable has also identified >100 additional infill development and step-out opportunities across the leasehold**
  - In 2010, Exxon drilled the world's longest extended-reach well from an existing fixed platform drilling rig, increasing the ability to produce more oil from existing facilities; the well extends more than six miles horizontally



All American Pipeline
ARGUELLO, Inc. Gaviota Plant
POPCO EXXONMOBIL Las Flores Canyon Plant
Point Conception
VENOCO Ellwood Plant
HERITAGE
HARMONY
HONDO
HOLLY
3 miles
Santa Ynez

Robust Production Prior to Pipeline Closure



Historical Gross Oil Production (MBbl/d)
120
100
80
60
40
20
0
Mar-81
Mar-84
Mar-87
Mar-90
Mar-93
Mar-96
Mar-99
Mar-02
Mar-05
Mar-08
Mar-11
Mar-14

1 Billion + Barrels Recoverable

SYU Reservoir Characterization	1,700'	Original Oil Column
	(300')	Depleted Oil
	(400')	Gas Cap Expansion
	1,000'	**Oil Column Remaining**
Massive Resource	1,094	MMBoe of Net Recoverable Total Reserves
	(561)	MMBoe of Net Cum. Prod.
	533	**MMBoe of Remaining 1P Including 133 NSAI PDP and Company Estimates for Total Undeveloped** [(2)]

Note: Management estimates are inherently uncertain. Actual results may differ in a material amount from management estimates and projections.
(1) 5-year period begins after production re-start date in January 2024.
(2) NYMEX SEC category for nonproducing reserves is contingent.

12

5 Wholly-Owned Infrastructure at Las Flores Canyon Reduces Cash Costs Las Flores Canyon Cogeneration & Processing Facility ◼ Fully integrated oil and gas processing facilities to be acquired by Sable for managing 100% of the Produced Water SYU produced volumes Pipeline Transportation with additional capacity for Terminal future SYU development Crude Storage ◼ Gas and NGL volumes sold Tanks into the Southern California market to homes and ◼ 540 kbbl capacity businesses and oil volumes LPG Storage & sold against Brent to local Biologic Water Loading refineries Treating Plant ◼ Free Oil Removal ◼ Sable management believes POPCO Gas Plant ◼ Degassing that the facilities have been ◼ Gas Sweetening ◼ Biological Treatment well maintained during the downtime and the asset re-◼ NGL Fractionation start process is well ◼ Sulfur Recovery underway having received a ◼ Gas Compression consent decree in Q4 2020 Go-Generation establishing path for Power Plant Gas Processing Plant AAPL’s pipeline restart ◼ Gas Turbine (40 MW) ◼ Gas Sweetening ◼ Steam Generation ◼ Evaluating significant ◼ Sulfur Recovery Oil Treating Plant CCUS opportunity ◼ Steam Turbine (10 MW) ◼ NGL Fractionation leveraging existing ◼ Crude Dehydration ◼ Fuel Gas sent to Power Plant infrastructure and access ◼ Crude Stabilization ◼ CCUS opportunities available through ◼ Gas Separation & Compression existing infrastructure 13

6 Substantial Run-Rate Cash Flow Generation Once SYU Re-Start is Complete...

Ability to Implement a Robust Shareholder Return Policy Once SYU is Online

Forecast & Financial Summary

- **Run-Rate period reflects the first 12 months after production re-start, which is January 2024 through December 2024**
- **Sable management anticipate initial production rates of 28.1 MBoe/d based upon historic production, reservoir characteristics, and precedent shut-in events**
- **Forecast PDP decline of ~8% per annum for the initial five years after production re-start based upon management forecast; NSAI decline forecast of ~8%**
- **Management capital forecast assumes ~$27 MM of annual ESP capex in first three years of production, along with ~$5 MM of annual average capex attributable to the workover program over the same period; ~$36 MM of annual average capex attributable to sidetrack drilling beginning one year after production start (5)**
- **Asset generates significant free cash flow and Sable anticipates implementing a robust dividend policy once the asset is online**
- **As part of the acquisition and asset re-start, Sable will have a large NOL that will limit corporate cash taxes in the near-term**
- **Sable management also plans to implement a hedging strategy after production restarts that caps downside and preserves upside (7)**

Pre-Production Estimated Costs & Expenses ($MM) (8)	
Operating Expenses (9)	$60
General & Administrative	37
Pipeline Repair (10)	75
Total Pre-Production Costs & Expenses	**$172**

Overview of Financial Projections – "Run Rate" Annual Cash Flow (1)

	Strip (2)	$90 / $4.50	$80.00 / $4.50
Benchmark Price ($ / Bbl)	$78.14	$90.00	$80.00
Benchmark Price ($ / MMBtu)	$4.69	$4.50	$4.50
Oil Production (MMBoe)	9	9	9
Gas Production (Bcf)	9	9	9
NGL Production (MMBoe)	0	0	0
Total Production (MMBoe)	**10**	**10**	**10**
Daily Rate (MBoe/d)	*28.1*	*28.1*	*28.1*
% Oil	*85%*	*85%*	*85%*
Oil Revenue	$641	$744	$657
Gas Revenue	44	42	42
NGL Revenue	4	5	4
Total Revenue	**$688**	**$790**	**$703**
Production Expenses	(168)	(168)	(168)
Production Taxes	(5)	(6)	(5)
General & Administrative	(38)	(38)	(38)
Interest Expense	(75)	(75)	(75)
Depreciation Expense	(0)	(0)	(0)
Income Taxes	(0)	(0)	(0)
Net Income	**$402**	**$503**	**$416**
Interest Expense	75	75	75
Depreciation Expense	0	0	0
Income Taxes	0	0	0
EBITDA (3)	**$477**	**$579**	**$492**
Pro Forma Enterprise Value / EBITDA (4)	*1.8x*	*1.5x*	*1.8x*
Capital Expenditures (5)	(30)	(30)	(30)
Unlevered Free Cash Flow (3)	**$447**	**$549**	**$462**
Interest Expense	(75)	(75)	(75)
Levered Free Cash Flow (3)	**$372**	**$473**	**$386**
Total Debt (6)	$623	$623	$623
Total Debt / Run-Rate EBITDA	1.3x	1.1x	1.3x

Note: Sable metrics are based on management estimates. Management estimates are inherently uncertain. Actual results may differ in a material amount from management estimates and projections.
(1) Estimated re-start date of January 2024. Run-rate period reflects 12 months of cash flows following production re-start, which is January 2024 through December 2024. In $MM unless otherwise noted.
(2) 2024 monthly NYMEX Brent Crude and Henry Hub pricing as of October 5, 2022.
(3) Sable defines EBITDA as net income before interest expense, income tax expense and depletion, depreciation and amortization. Sable defines Unlevered Free Cash Flow as EBITDA minus capital expenditures. Sable defines Levered Free Cash Flow as Unlevered Free Cash Flow minus interest expense.
(4) Pro Forma Enterprise Value ("TEV") metrics assume 100% participation from IPO shareholders, $300 MM in PIPE financing and pro forma shares outstanding of 68.9 MM (3.0 MM Merger Consideration Shares, 7.2 MM Founders Shares, 30.0 MM PIPE Shares, and 28.8 MM IPO Shares), and $10.00 per share.
(5) Sable management anticipates near-term capital expenditures will be focused on workovers and ESP installation to improve production from existing producing wellbores.
(6) Reflects initial balance of the Exxon 1st Lien Term Loan less $19 MM deposit.
(7) Hedge plan likely to consist of costless deferred premium put spread / 3-way collar strategy. Hedging strategy is consistent with Sable management prior experience.
(8) Estimated costs for the annual period prior to production re-start in January 2024. Excludes post-effective date accrued LOE of $75 MM post-effective date incurred from January 1, 2022 effective date associated with ongoing maintenance, transaction fees and expenses of $65 MM, and deposit paid to Exxon of $19 MM.
(9) Estimated annual pre-production opex prior to production start date.
(10) Estimated pipeline repairs accrued prior to production start date.

14

7 ...& Attractive Valuation Relative to Peer Group

	Category	Acquired Asset Metric [1]	PF Multiple	Peer Average [2]
Highest Yield of the Peer Group	1st Full Year Unlevered Free Cash Flow Yield (%) [3]	$447 MM [4]	51%	25% [5]
32% Discount to Peer Group on TEV / EBITDA	TEV / 1st Full Year EBITDA [3]	$477 MM [4]	1.8x	2.7x [5]
Deep Discount to Intrinsic Value	NSAI Contingent PDP PV-10 / TEV	$1,745 MM	1.9x	NA [6]
71% Discount to Peer Group on PDP Reserves	TEV / NSAI Contingent PDP Reserves ($/Boe)	133 MMBoe [7]	$6.64	$23.23
38% Discount to Peer Group on Net Production	TEV / Net Production ($/MBoe/d)	28.1 MBoe/d [8]	$31,358	$50,834

Note: Sable metrics assume NYMEX Brent Pricing as of October 5, 2022 and effective date of January 1, 2022, and are based on management estimates. Management estimates are inherently uncertain. Actual results may differ in a material amount from management estimates and projections. Sable TEV assumes no redemptions and $10.00 per share.

(1) Assumes NYMEX Brent Pricing as of October 5, 2022.
(2) Peer group includes: BRY, CHRD, CIVI, CRC, KOS, MGY, MUR, TALO and WTI as of October 5, 2022. TALO pro forma for EnVen Energy.
(3) Sable defines EBITDA as net income before interest expense, income tax expense and depletion, depreciation and amortization. Sable defines Unlevered Free Cash Flow as EBITDA minus capital expenditures.
(4) Reflects cash flows from first 12 months online: January 2024 – December 2024.
(5) Reflects 2023E metrics.
(6) Peer group does not disclose PDP PV-10 metrics at a similar pricing and effective date.
(7) NYMEX SEC category for nonproducing reserves is contingent; NSAI PDP increased due to extension of field life with development drilling program and management estimated LOE.
(8) Reflects January 2024 through December 2024 production.

15

7 Favorable Operational & Financial Metrics

I	Large Production Base	~28 MBoe/d Net Production Forecast Once Online	▪ Substantial production base that is ~80% oil with decades of productive history
II	High Margin	~$46.47 / Boe (1)(2) Run-Rate EBITDA Margin	▪ Supported by wholly owned infrastructure and access to Brent oil pricing
III	Substantial Free Cash Flow & Distribution Capacity	$372 MM (1)(2) Run-Rate Levered Free Cash Flow	▪ High cash distribution capacity relative to peers given reduced reinvestment rates and shallower decline profile
IV	Attractive Valuation	1.8x (1)(2) TEV / Run-Rate EBITDA	▪ Implied pro forma enterprise value represents a significant discount vs. the peer group(5)
V	Conservative Leverage Profile	~1.3x (1)(2) Total Debt / Run-Rate EBITDA	▪ Asset de-levers quickly once online toward long-term target of ~1.0x, with excess cash funding distributions ▪ Ability to refinance at lower rates once the asset is on-line
VI	Low Reinvestment	<15% (1)(3)(4) 5-year Average Reinvestment Rate	▪ Low investment required to maintain production and cash flow ▪ Benchmarks favorably vs. public peer group(5)
VII	Deep Inventory Opportunity	>100 Identified, Undrilled Opportunities	▪ Highly economic oil development opportunities representing infill and step-out locations with decades of performance history
VIII	Shallow Decline	~8% YoY (3) 5-Year Annual Average PDP Decline	▪ Shallow decline profile reduces reinvestment rate required to maintain projected production

Note: Management estimates are inherently uncertain. Actual results may differ in a material amount from management estimates and projections.

(1) Reflects October 5, 2022 NYMEX Brent pricing.

(2) Run-Rate reflects period from January 2024 through December 2024 after the production re-start date. Sable defines EBITDA as net income before interest expense, income tax expense and depletion, depreciation and amortization. Sable defines Levered Free Cash Flow as Unlevered Free Cash Flow minus interest expense.

(3) 5-year period begins after production re-start date in January 2024.

(4) Reinvestment rate defined as annual capex divided by EBITDA.

(5) Peer group includes: BRY, CHRD, CIVI, CRC, KOS, MGY, MUR, TALO and WTI. TALO pro forma for EnVen Energy. Peer group reflects TEV / 2023 EBITDA. Sable TEV assumes no redemptions and $10.00 per share.

16

Additional Detail

SYU Acreage Overview Acreage Overview ◼ Offshore Position ─ 16 Federal Leases, ~76,000 acres Bakersfield Los Angeles Refineries San Francisco Refineries ─ First leased in 1968 ◼ Santa Ynez Unit Agreement ─ Effective date: November 12, 1970 Line 903: Permitted, Upgrades / Repairs Construction Underway (113 miles) ─ Unit blocks: OCS-P 180, 181, 182, 183, Las Cruces 187, 188, 189, 190, 191, 192, 193, ExxonMobil 194, 195, 326, 329, 461 Line 901: Permit Approval in Process (10.8 miles) Las Flores Canyon Plant ─ Exxon operated, 100% WI, 83.6% NRI Gaviota ─ Annual lease extensions granted by BSEE Capitan since shut-in; supported by quarterly updates State ◼ Onshore Position Waters ─ ~1,480 surface acres, facilities occupy SLA Boundary ~35 acres ─ Facilities 100% Sable owned and operated (previously owned and operated by Exxon) Hondo Harmony Heritage Santa Ynez Unit 18

SYU Pipeline Status

Significant Planning Effort Underway to Prepare for Restart

- **4/1/21 AAPL submission to the California Fire Marshal ("OSFM") for approval of the AB864/Consent Decree compliance plans**
- **12/4/21 OSFM accepts AAPL's AB 864 Supplemental Implementation Plan**
- **3Q22 zoning clearance approved; awaiting appeal process resolution before requesting final OSFM approval for 901/903 restart**
- **1Q24 Sable targets possible restart of the onshore and offshore facilities**
  - March 2020 consent decree establishes path for 901/903 restart
- **Exxon purchased pipeline from AAPL**



1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
901/903
Approvals
Approval AB864
Zoning Clearances
OSFM Final Approval
Regulatory Work
Integrity and Construction
SYU
Field Activities:
Restaffing / Contracting
LFC / SYU Restart
SYU Full Restart (target)

19

Undrilled Inventory Overview

New Drill Inventory Overview

- SYU comprises several discrete fault bound accumulations; compartments defined by pressure compartments
- 2015 analysis identified step out potential for untested fault compartments or sub accumulations
  - Technical opportunity inventory based on spacing assumptions range from 20–80 acres (102 total opportunities)
  - For every platform, more opportunities exist than available donor wellbores at current spacing assumptions (i.e., slot-constrained)



Hondo
Harmony
Heritage
Mapping Horizon
Age
Type Log
Prod
Miocene
Monterey
Eocene
Top Sisquoc
Top Monterey
2500' Original Oil Column
Base Monterey
Top Vaqueros
(Projected from wells)
Top Gaviota
(Projected from wells)
Top Sacate
Basement
13° API Elevation
2014/2015 Campaign Drillwell
Infill / Step-Out Drilling Opportunity
Success Case Step-Out Offset
Opportunity Being Matured for Drilling Prior To Shut in

20

Substantial Reserve & Resource Base

Reserve and Resource Summary [1][2]

Reserve Category	Net Reserves						Cash Flows ($MM)			
	Oil	Gas	NGL	Total	2024E Prod.	R / P	Capex	PV-10		
	(MMBbls)	(MMcf)	(MMBbls)	(MMBoe)	(MBoe/d)	(x)	($MM)	Current Strip	5% Strip Inc.	10% Strip Inc.
PDP	111	123	2	133 [3]	27	13.7x	$0	$1,703	$1,856	$2,008
ESP Installation	25	20	0	29	2	NA	$80	$460	$495	$530
Proved Developed	**136**	**143**	**2**	**162**	**28**	**15.7x**	**$80**	**$2,163**	**$2,351**	**$2,538**
Development Drilling Program	223	182	3	256	0	NA	$1,897 [4]	$1,054	$1,149	$1,243
Development Workover Program	100	82	1	115	0	NA	$300	$1,119	$1,185	$1,252
Total Undeveloped	**323**	**264**	**4**	**371**	**0**	**0.0x**	**$2,197**	**$2,173**	**$2,334**	**$2,495**
Total Net Reserves / Total Blended NAV	**459**	**407**	**6**	**533**	**28**	**51.9x**	**$2,277**	**$4,336**	**$4,685**	**$5,033**

Net Sales Reserves (MMBoe)



Development Workover Program 115
PDP 133
ESP Installation 29
Development Drilling Program 256

PV-10 Reserves ($MM)



Development Workover Program $1,119
PDP $1,703
Development Drilling Program $1,054
ESP Installation $460

Reserves by Commodity



NGL 1%
Gas 13%
Oil 86%

Note: Management estimates are inherently uncertain. Actual results may differ in a material amount from management estimates and projections.

(1) Assumes NYMEX Brent Strip Pricing as of October 5, 2022 and effective date of January 1, 2022.

(2) Oil and gas resources presented as "reserves" in this presentation are currently classified as "contingent resources" rather than as "reserves" because of the absence of means to deliver production to market. See "Oil and Gas Resource and Reserve Information" on page 2 for additional information regarding the presentation of oil and gas reserves in this presentation.

(3) NSAI PDP at Brent Pricing and Management Estimated LOE; NSAI PDP increased due to extension of field life with contemplated drilling program.

(4) Field expenses beyond PDP only life applied to upside drills.

21

Historical Net Lease Operating Expenses

Overview of Historical Net Lease Operating Expenses ($MM)

	2013	2014	2015	2016	2017	2018	2019	2020	2021	YTD 2022 (1)
Production (2)										
Oil Production (MMBoe)	9.2	8.9	3.0	0.3	0.0	0.0	0.0	0.0	0.0	0.0
Gas Production (Bcf)	8.5	8.2	3.1	(0.0)	0.0	(0.0)	0.0	0.0	0.0	0.0
NGL Production (MMBoe)	0.1	0.1	0.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Total Production (MMBoe)	**10.8**	**10.4**	**3.6**	**0.3**	**0.0**	**(0.0)**	**0.0**	**0.0**	**0.0**	**0.0**
Daily Rate (MBoe/d)	29.5	28.4	9.8	0.9	0.0	(0.0)	0.0	0.0	0.0	0.0
% Oil	86%	86%	84%	98%	0%	(1)%	0%	0%	0%	0%
Revenue										
Oil Revenue	$806	$683	$113	$3	$0	$0	$0	$0	$0	$0
Gas Revenue	$25	$29	$10	$0	$0	$0	$0	$0	$0	$0
NGL Revenue	$7	$8	$2	($0)	($0)	$0	$0	$0	$0	$0
Other Revenue	$14	$20	$3	$0	$0	$0	$0	$0	$0	$0
Total Revenue	**$852**	**$738**	**$128**	**$3**	**$0**	**$1**	**$0**	**$0**	**$0**	**$0**
Operating Expenses										
Operating	$73	$72	$48	$21	$29	$17	$20	$19	$24	$10
Maintenance	$60	$53	$171	$27	$19	$27	$41	$16	$39	$25
Logistics	$10	$9	$14	$11	$8	$8	$8	$7	$6	$3
Facility Modification	$23	$73	$0	$0	$0	$0	$0	$0	$0	$0
Well Work	$22	$8	$6	($0)	$0	$0	$0	$0	$0	$0
Energy	$27	$26	$12	$4	$5	$5	$5	$5	$4	$3
Exploratory Costs	$0	$0	$0	$0	$0	($0)	$0	$0	$0	$0
Other	$0	$0	$0	$0	$0	$0	$0	$0	$1	$1
Total Operating Expenses	**$215**	**$241**	**$252**	**$62**	**$60**	**$57**	**$75**	**$46**	**$74**	**$43**
Taxes										
Ad Valorem Taxes	$5	$5	$5	$3	$2	$2	$0	$2	$1	$1
Area & License Fees	$0	$0	$1	$0	$0	$0	$0	$0	$0	$0
Total Taxes	**$5**	**$5**	**$6**	**$4**	**$2**	**$2**	**$0**	**$2**	**$1**	**$1**
Net Operating Cash Flow	**$633**	**$492**	**($130)**	**($63)**	**($62)**	**($58)**	**($75)**	**($47)**	**($75)**	**($43)**
Capital Expenditures										
Capital Expenditures, DC&E	$97	$166	$45	($3)	$2	$0	($2)	$0	$0	$0
Capital Expenditures, Abex (3)	$16	$9	$0	$0	$0	$0	$0	$0	$0	$0
Total Capital Expenditures	**$113**	**$175**	**$45**	**($3)**	**$2**	**$0**	**($2)**	**$0**	**$0**	**$0**
Net Free Cash Flow (4)	**$520**	**$317**	**($174)**	**($61)**	**($64)**	**($59)**	**($74)**	**($47)**	**($75)**	**($43)**

(1) For the period January through August 2022.
(2) Excludes volumes consumed in field operations. 9.2 MBoe/d consumed in field operations in 2014.
(3) Abandonment capital expenditures.
(4) Net free cash flow defined as revenue less operating expenses, taxes, and capital expenditures.

22

Ownership Analysis Across Redemption Levels

Ownership Analysis Across Redemption Levels

	Redemption Levels					
	0.0%		50.0%		100.0%	
Investor Units	**Shares (MM)**	**Ownership (%)**	**Shares (MM)**	**Ownership (%)**	**Shares (MM)**	**Ownership (%)**
Merger Consideration Shares [(1)]	3.0	4.4%	3.0	5.5%	3.0	7.5%
Founders Shares	7.2	10.4%	7.2	13.2%	7.2	17.9%
PIPE Shares	30.0	43.5%	30.0	55.0%	30.0	74.7%
IPO Shares	28.8	41.7%	14.4	26.3%	0.0	0.0%
Pro Forma Units Outstanding [(2)]	**68.9**	**100.0%**	**54.6**	**100.0%**	**40.2**	**100.0%**

(1) Consists of 3.0 MM shares to Sable as consideration for the merger. Does not include 3.6 MM incentive shares to be issued pursuant to post-closing grants to Sable senior management, which are subject to vesting and lockup periods. The 3.6 MM incentive shares may be adjusted to a lesser number of shares on a proportionate basis such that the number of incentive shares and merger consideration shares, together, will not represent greater than 15% of the outstanding Flame shares immediately following the Merger (taking into account the issuance of shares in the PIPE and redemptions in connection with the Merger).

(2) Excludes FLME warrants.

23

Summary Risk Factors Risks Related to Restart of Production We need to satisfy a number of permitting obligations and other requirements before we can restart production. The requirements to restart Lines 901 and 903 include those set forth in a federal court consent decree. While the operator of the lines has satisfied most of the conditions to restart including under the consent decree, there is no assurance that we will be successful in satisfying the remainder of the requirements and restarting production in a timely manner. Our assumptions and estimates regarding the total costs associated with restarting production may be inaccurate. Risks Related to the Business of SYU Our business plans require significant amount of capital. In addition, our future capital needs may require us to issue additional equity or debt securities that may dilute our shareholders or introduce covenants that may restrict our operations or ability to pay dividends. We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and noncompliance with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect out business, results of operations, financial condition, and reputation. Changes in U.S. or international trade policy, including the continuation or imposition of tariffs and the resulting consequences, could adversely affect our business, prospects, financial condition, and operating results. Any financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, may materially and adversely affect our business, financial condition, and results of operations. Our business, financial condition and results of operations may be adversely affected by pandemics (including COVID-19) and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks. Our estimated reserves are based on many assumptions that may prove to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves. We are subject to compliance with environmental and occupational safety and health laws and regulations that may expose us to significant costs and liabilities. Our ability to retain and/or obtain necessary licenses and permits to operate the business may negatively impact our financial results. Oil, natural gas and natural gas liquids, or“NGL” prices are volatile, due to factors beyond our control, and greatly affectSYU’s business, results of operations and financial condition. Any decline in, or sustained low levels of, oil, natural gas and NGL prices will cause a decline inSYU’s cash flow from operations, which could materially and adversely affect its business, results of operations and financial condition. If commodity prices decline and remain depressed for a prolonged period,SYU’s business may become uneconomic and result in write downs of the value of our properties, which may adversely affect our financial condition and our ability to fund operations. An increase in the differential between the Brent or other benchmark prices of oil and natural gas and the wellhead price we expect to receive for our future production could significantly reduce our cash flow and adversely affect our financial condition. Our hedging strategy in the future may not effectively mitigate the impact of commodity price volatility from our cash flows, and our hedging activities could result in cash losses and may limit potential gains. Developing and producing oil, natural gas and NGLs are costly and high-risk activities with many uncertainties that may adversely affect our business, financial condition, results of operations and cash flows. Many of these risks are heightened for us due to the fact that most of our equipment has been shut-in for more than seven years. Development and production of oil, natural gas and/or NGLs in offshore waters have inherent and historically higher risk than similar activities onshore. Oil and natural gasproducers’ operations are substantially dependent on the availability of water and the disposal of waste, including produced water and drilling fluids. Restrictions on the ability to obtain water or dispose of waste may impact our operations. The unavailability or high cost of equipment, supplies and crews could delay our operations, increase our costs and delay forecasted revenue. The third parties on whom we rely for transportation services are subject to complex federal, state and other laws that could adversely affect the cost, manner or feasibility of conducting our business. Our business depends in part on pipelines, gathering systems and processing facilities owned by us or others. Any limitation in the availability of those facilities could interfere with our ability to market our oil, natural gas and NGL production. We may incur losses as a result of title defects or deficiencies in our properties. We will not own all of the land on which the assets are located or all of the land that we must traverse in order to conduct our operations. There are disputes with respect to certain of the rights-of-way or other interests and any unfavorable outcomes of such disputes could require us to incur additional costs. We may be unable to restart production by January 1, 2026, which would permit ExxonMobil to exercise a reassignment option and take ownership of SYU without any compensation or reimbursement. Restrictive covenants in the term loan agreement or any future agreements governing our indebtedness could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests. Under the terms of the term loan agreement, restarting production leads to an accelerated maturity date following a specified grace period, and there is no assurance that we will be able to refinance the term loan agreement on acceptable terms or at all prior to the accelerated maturity date. We may in the future refinance our existing indebtedness or incur new indebtedness at variable rates and without the option to pay interest in-kind, which would subject us to interest rate risk and could cause our debt service obligations to increase significantly. We are exposed to trade credit risk in the ordinary course of our business activities. We may incur substantial losses and be subject to substantial liability claims as a result of catastrophic events. We may not be insured for, or our insurance may be inadequate to protect us against, these risks. Expenses not covered by our insurance could have a material adverse effect on our financial position and results of operations. We are subject to complex federal, state, local and other laws, regulations and permits that could adversely affect the cost, manner or feasibility of conducting our operations. 24

Summary Risk Factors (Cont’d) The listing of a species as either“threatened” or“endangered” under the federal and/or California Endangered Species Act could result in increased costs, new operating restrictions, or delays in our operations, which could adversely affect our results of operations and financial condition. Conservation measures, technological advances and increasing public attention and activism with respect to climate change and environmental matters could reduce demand for oil, natural gas and NGLs and have an adverse effect on our business, financial condition and reputation. Climate change legislation or regulations restricting emissions of“greenhousegases” could result in increased operating costs and reduced demand for the oil, natural gas and NGL we expect to produce. The enactment of derivatives legislation could have an adverse effect on our ability to use derivative instruments to reduce the effect of commodity price, interest rate and other risks associated with our business. Attempts by the California state government to restrict the production of oil and gas could negatively impact our operations and result in decreased demand for fossil fuels in California. Our production, revenue and cash flow from operating activities are derived from assets that are located in California and offshore areas, making us vulnerable to risks associated with having operations concentrated in one geographic area. All of our operations are in California and offshore areas, much of which are conducted in areas that may be at risk of damage from fire, mudslides, earthquakes or other natural disasters. Increasing attention to environmental, social and governance matters may impact our business. Environmental groups may initiate litigation and take other actions to attempt to delay or prevent us from obtaining required approvals to restart production. The Inflation Reduction Act of 2022 could accelerate the transition to a low carbon economy and may impose new costs on our operations. Certain U.S. federal income tax deductions currently available with respect to oil and natural gas exploration and production may be eliminated as a result of future legislation. The cost of decommissioning and the cost of financial assurance to satisfy decommissioning obligations are uncertain. We may be required to post cash collateral pursuant to our agreements with sureties, letter of credit providers or regulators under our existing or future bonding or other arrangements, which may have a material adverse effect on our liquidity and our ability to execute our capital expenditure plan and our asset retirement obligation plan and comply with the agreements governing our existing or future indebtedness. Our business could be negatively affected by security threats, including cybersecurity threats, destructive forms of protest and opposition by activists and other disruptions. Risks Related to Ownership of Flame Securities and the Potential Business Combination Our Sponsor, certain members of the Flame board of directors and certain other Flame officers have interests in the potential business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the potential business combination proposal and approval of the other proposals described in the proxy statement that will be filed in connection with the potential business combination. Our sponsor, certain insiders, directors, officers, advisors and their affiliates may elect to purchase public shares from public stockholders, which may influence a vote on the potential business combination, reduce the public“float” of Flame common stock and affect its market price, and have interests in the potential business combination different from the interests ofFlame’s public stockholders. We and SYU will be subject to business uncertainties and contractual restrictions while the potential business combination is pending. We have identified material weaknesses in our internal control over financial reporting. These material weaknesses could continue to adversely affect investor confidence in us and materially adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner. Shareholder litigation could prevent or delay the closing of the potential business combination or otherwise negatively impact our business, operating results and financial condition. The exercise ofFlame’sdirectors’ andofficers’ discretion in agreeing to changes or waivers in the terms of the potential business combination may result in a conflict of interest when determining whether such changes to the terms of the potential business combination or waivers of conditions are appropriate and inFlame’sstockholders’ best interest. Our ability to successfully effect the potential business combination and to be successful thereafter will be dependent upon the efforts of certain key personnel, including the key personnel of SYU whom we expect to stay with the post-combination business following the potential business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business and its financial condition could suffer as a result. Upon closing of the potential business combination, we expect to have a significant amount of cash and our management will have broad discretion over the use of that cash, subject to limitations imposed on us under the term loan agreement with ExxonMobil. We may use our cash in ways that stockholders may not approve. Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations. Going public through a merger rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to completion of the potential business combination, Flame may be required to take write-downs or write-offs, restructure its operations, or take impairment or other charges, any of which could have a significant negative effect onFlame’s financial condition, results of operations andFlame’s stock price, which could cause you to lose some or all of your investment. 25